UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2011, the pilots of Air Methods Corporation (the “Company”), represented by the Office and Professional Employees International Union, Local 109 (the “Union”), ratified a new Collective Bargaining Agreement (the “CBA”).  The Agreement is effective from December 15, 2011, through December 31, 2013.

The CBA establishes procedures for, among other things, training, grievances, discipline and discharge.  The CBA also establishes wage scales, including adjustments for geographic locations.  The employee benefits provided to the pilots are set forth in the CBA as well.

Significant changes from the prior Collective Bargaining Agreement effective from
January 1, 2006 through April 30, 2009 include, among others:

●	Increases in base pay rates, dependent upon each pilot’s level of seniority.
●	New procedures related to the review of grievances filed by the Company’s pilots which are intended to reduce the number of arbitrations
●	Favorable Changes to the calculation of amounts due for training pay.
●	Changes to the geographic pay adjustments.

The foregoing is a summary of the material terms and conditions of the CBA and is not a complete description of the CBA.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the CBA attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Collective Bargaining Agreement by and between Air Methods Corporation and Office and Professional Employees International Union, Local 109, effective December 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: December 21, 2011	By:	/s/ Trent J. Carman
Trent J. Carman,
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Collective Bargaining Agreement by and between Air Methods Corporation and Office and Professional Employees International Union, Local 109, effective December 15, 2011.